UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under §240.14a-12

VERINT SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following contains transcript excerpts of a presentation at the Verint Engage 2025 conference on September 9, 2025 and a copy of the accompanying slide. The presentation was made available for replay on September 17, 2025.

Dan Bodner, CEO and Chairman

All these workflows need to work together. And they’re all, until recently, they all have been manual. So now with CX automation, you can start to automate these manual CX workflows at your own pace. You do not need to change your existing workflows and disrupt your operation. You do not even have to change your ecosystem. Move systems around. You don’t even have to move your system from on prem to the cloud. You can just overlay the Verint CX automation platform, pick the workflow that you want to automate, and start enjoying the benefits of automation. And the benefits can be enormous, because when you automate a workflow, you are reducing the amount of workforce capacity that you need, and at the same time, you elevate customer experience. So higher customer experience with lower operating costs. And our message is automate your CX workflows now.

So with that, I’d like to change direction and go and talk about some Verint announcements. Two weeks ago, we announced a go-private deal with Thoma Bravo, investing $2 billion in Verint behind our CX automation strategy. I see that as a strong validation that our strategy is working, and our vision for the CX automation category is being supported by Thoma Bravo, who, as you know, is the largest software private equity in the world. But another observation about this announcement is the fact that we are, today, the CX automation category leader, and we are committed to maintain category leadership into the future.

And AI obviously has tremendous potential, but it also requires huge investments. And now Verint is, not now, but the deal is going to take some time to close. We expect it to close by the end of the year. But once the deal closes, we’re going to be backed up by a company that has about $200 billion of assets and can provide Verint with the capital that we need in order to continue to innovate, maintain category leadership, and provide you, our customers, with ongoing innovation.

Forward-Looking Statements

This communication contains and the other filings and press releases of Verint Systems Inc. may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Verint, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Verint’s business and the price of its common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the failure to obtain stockholder approval of the proposed transaction; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Verint to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on Verint’s business relationships, operating results and business generally; (vi) risks that the proposed transaction disrupts Verint’s current plans and operations; (vii) Verint’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction; (viii) risks related to the diversion of management’s attention from Verint’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) the ability of Calabrio to obtain financing for the proposed transaction; (xi) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing and rating agency actions; (xiii) certain restrictions during the pendency of the proposed transaction that may impact Verint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in Verint’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Verint’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed transaction and/or Verint’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. Verint undertakes no obligation to provide revisions or updates to any forward- looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Verint Systems Inc., Calabrio Inc. and Viking Merger Sub, Inc. Verint expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, Verint intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Verint with the SEC at the SEC’s website at www.sec.gov, at Verint’s website at www.verint.com or by sending a written request to Verint in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of Verint, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Verint’s directors and executive officers is available in Verint’s definitive proxy statement filed with the SEC on May 8, 2025 in connection with Verint’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.